Exhibit 10.1

EXECUTION VERSION

SUPPORT AGREEMENT

This Support Agreement, dated as of June 29, 2016 (this “Agreement”), is by and among the Persons (as defined herein) listed on Schedule A hereto (collectively, “IVA,” and each individually, a “member” of IVA), DeVry Education Group Inc., a Delaware corporation (the “Company”), and Michael W. Malafronte, in his individual capacity and as a member of IVA (the “IVA Designee”).

WHEREAS, IVA and its Affiliates (as defined herein) collectively beneficially own, an aggregate of 12,221,652 shares of common stock of the Company, par value $0.01 (the “Common Stock”);

WHEREAS, the Company has determined that it is in the best interests of the Company and its stockholders, and IVA and the IVA Designee have determined that it is in their respective best interests, to come to an agreement with respect to certain matters in respect of the Company’s Board of Directors (the “Board”) and certain other matters, as provided in this Agreement; and

WHEREAS, the Nominating & Governance Committee of the Board (the “Nominating Committee”) and the Board have considered the qualifications of the IVA Designee and conducted such review as they have deemed appropriate, including as to (i) reviewing materials provided by the IVA Designee and IVA and (ii) conducting interviews between the IVA Designee and certain members of the Nominating Committee and the Board;

NOW, THEREFORE, in consideration of and reliance upon the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.              Board Representation and Board Matters.

(a)            Concurrently with the execution of this Agreement, the Company has (i) increased the size of the Board by one (1) director to ten (10) directors and (ii)  appointed the IVA Designee to serve as a director of the Company.  Prior to the date hereof, the IVA Designee has delivered and the Company has accepted (x) a completed standard director and officer questionnaire of the Company (the “D&O Questionnaire”), (y) an executed letter in the form attached hereto as Exhibit A (the “IVA Designee Letter”) and (z) the executed irrevocable resignation in the form attached hereto as Exhibit B (the “IVA Designee Resignation,” and together with the D&O Questionnaire and the 2016 Nominee Letter, the “IVA Designee Nomination Documents”).

(b)            Unless the IVA Designee has resigned from the Board, the Company’s slate of nominees for election as directors of the Company at the 2016 Annual Meeting shall include the IVA Designee.

(c)             For any annual meeting at which the IVA Designee is nominated by the Company and agrees to serve (including if the Company’s slate of nominees for election as directors of the Company at the 2016 Annual Meeting includes the IVA Designee pursuant to Section 1(b) above), the Company will use reasonable best efforts to cause the election of the IVA Designee to the Board at such annual meeting (including recommending that the Company’s stockholders vote in favor of the election of the IVA Designee (along with all of the Company’s nominees) and otherwise supporting the IVA Designee for election in the same manner in which the Company supports its other nominees in the aggregate).

(d)            For so long as the IVA Designee serves on the Board, but subject to (x) compliance with New York Stock Exchange listing requirements regarding independence of directors and committee members, including applicable enhanced requirements with respect to certain committees and (y) compliance with changes in applicable law after the date of this Agreement (collectively, the “Independence Requirements”), the IVA Designee shall be, and concurrently with the execution of this Agreement has been, appointed to (i) the Compensation Committee of the Board, (ii) the Nominating Committee and (iii) the External Relations Committee; provided that such IVA Designee, in his sole discretion, may decline to serve on any such committee at any time. The Board, based on information provided by the IVA Designee has determined that, as of the date hereof, the IVA Designee satisfies the Independence Requirements.

(e)            Should the IVA Designee resign from the Board or be rendered unable to, or refuse to, be appointed to, or for any other reason fail to serve or is not serving on, the Board (other than (i) as a result of not being nominated by the Company at an annual meeting at which such IVA Designee would be required to stand for re-election pursuant to the Company’s certificate of incorporation to remain on the Board (such meeting, the “Re-election Meeting”), except if the Company was required to so nominate such IVA Designee pursuant to this Agreement, or (ii) as a result of the application of Section 1(f) below), IVA shall be entitled to designate a replacement board member for such IVA Designee that is reasonably satisfactory to the Board, consistent with the standards and processes followed in connection with the initial appointment of the IVA Designee, including with respect to Independence Requirements (a “Replacement”), and the Company shall take all necessary action to implement the foregoing as promptly as practicable, and in no event later than twenty (20) calendar days after designation of the replacement by IVA.  Any such Replacement who becomes a Board member in replacement of an IVA Designee shall be deemed to be an IVA Designee for all purposes under this Agreement and, prior to his or her appointment to the Board, shall be required to (1) execute and deliver to the Company the IVA Designee Nomination Documents and (2) otherwise satisfy the evaluation procedures of the Nominating Committee in accordance with the practices of the Nominating Committee and the Board.  If IVA designates a Replacement as contemplated by this Section 1(e), IVA acknowledges and agrees that all provisions of this Agreement applicable to IVA shall remain in full force and effect.

(f)            Notwithstanding the foregoing Sections 1(a) through 1(e), if at any time after the date of this Agreement (A) IVA, together with the IVA Affiliates (as defined below), ceases collectively to beneficially own or have other ownership interest in aggregate Net Long Positions of at least ten percent (10%) of the outstanding shares of Common Stock, or (B) IVA or the IVA Designee materially breaches any obligation under this Agreement and fails to cure such breach (to the extent it is curable) within ten (10) business days after receipt by IVA of written notice from the Company specifying any such breach then, in the case of (A) or (B), (x) the IVA Designee Resignation shall become immediately effective, and (y) the Company shall have no further obligations under this Section 1 or Section 2(b). In furtherance of this Section 1(f), the IVA Designee shall have, prior to the date of this Agreement, executed and delivered the IVA Designee Resignation to the Company. IVA shall keep the Company regularly apprised of its (and the IVA Affiliates’) ownership position in respect of the Common Stock (including Net Long Positions) to the extent such positions differ materially from the ownership positions publicly reported on IVA’s Schedule 13D (including amendments thereto). For purposes of this Agreement, the term “Affiliate” shall have the meaning set forth in Rule 12b-2 promulgated by the Securities and Exchange Commission (the “SEC”) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”); provided that “Affiliate” shall not include any entity whose equity securities are registered under the Exchange Act (or are publicly traded in a foreign jurisdiction), solely by reason of the fact that a principal of IVA serves as a member of its board of directors or similar governing body, unless IVA otherwise controls such entity (as the term “control” is defined in Rule 12b-2 promulgated by the SEC under the Exchange Act), and the term “Persons” or “Person” shall mean any individual, corporation (including not-for-profit), general or limited partnership, limited liability or unlimited liability company, joint venture, estate, trust, association, organization or other entity of any kind or nature.

(g)            At all times while serving as a member of the Board, except as otherwise agreed to by the IVA Designee and the Board, the IVA Designee shall comply in all material respects with all policies, procedures, processes, codes, rules, standards and guidelines generally applicable to Board members, including the Company’s code of conduct, securities trading policies, anti-hedging policies, Regulation FD-related policies, director confidentiality policies and corporate governance guidelines, copies of which, in each case, have been provided to IVA and the IVA Designee, and preserve the confidentiality of the Company’s business and information, including discussions or matters considered in meetings of the Board or Board committees.  The IVA Designee’s obligations under this Agreement are in addition to the fiduciary and common law duties of any director of a Delaware corporation.  The Company represents that all members of the Board are or will be subject to materially similar policies, procedures, processes, codes, rules, standards and guidelines.

2.              Certain Other Matters.

(a)            The IVA Designee shall be entitled to resign from the Board at any time in his discretion and, upon resignation, shall have no obligations thereafter imposed under this Section 2 on the IVA Designee or IVA. For purposes of this Agreement, the “Standstill Period” shall mean the period from the date of this Agreement until such time as the IVA Designee (or his Replacement, if applicable) is no longer a member of the Board.  If the IVA Designee (or his or her Replacement, if applicable) agrees to be included as a director nominee for election at any Stockholders Meeting other than as a director nominated by the Board for election at such Stockholders Meeting, the IVA Designee Resignation previously provided by such IVA Designee shall become effective.

(b)            The Company agrees that for so long as the IVA Designee (or any Replacement) is on the Board, the Company shall forthwith notify IVA, in writing, as to the Board’s decision whether or not to nominate the IVA Designee (or any Replacement) for election at a Re-election Meeting (which written notice from the Company, if any, shall in any event be delivered to IVA not later than thirty (30) days prior to the advance notice deadline for making director nominations at the Re-election Meeting).

(c)                 Except as set forth in Section 2(d), during the Standstill Period, no member of IVA shall, directly or indirectly, and each member of IVA shall cause each IVA Affiliate not to, directly or indirectly:

(i)            (A) solicit proxies or written consents of stockholders or conduct any other type of referendum (binding or non-binding) with respect to, or from the holders of, the Voting Securities (as defined below), or become a “participant” (as such term is defined in Instruction 3 to Item 4 of Schedule 14A promulgated under the Exchange Act) in or assist any Person not a party to this Agreement (a “Third Party”) in any “solicitation” of any proxy, consent or other authority (as such terms are defined under the Exchange Act) to vote any shares of the Voting Securities (other than such encouragement, advice or influence that is consistent with Company management’s recommendation in connection with such matter), or (B) control or exert influence over or seek to control or exert influence over the voting of any Voting Securities as to which a Third Party that is counterparty to any Net Long Position of IVA possesses power to vote or direct the voting (other than such control or influence that is consistent with Company management’s recommendation in connection with such matter);

(ii)          encourage, advise or influence any other Person or assist any Third Party in so encouraging, assisting or influencing any Person with respect to the giving or withholding of any proxy, consent or other authority to vote or in conducting any type of referendum (other than such encouragement, advice or influence that is consistent with Company management’s recommendation in connection with such matter);

(iii)         form or join in a partnership, limited partnership, syndicate or other group, including a “group” as defined under Section 13(d) of the Exchange Act, with respect to the Voting Securities (including any Net Long Position) (for the avoidance of doubt, excluding any group composed solely of IVA and the IVA Affiliates) or otherwise support or participate in any effort by a Third Party with respect to the matters set forth in clauses (i), (vi), (vii) or (ix) of this Section 2(c);

(iv)         present at any annual meeting or any special meeting of the Company’s stockholders any proposal for consideration for action by stockholders or seek the removal of any member of the Board or (except as expressly permitted in this Agreement with respect to a Replacement) propose any nominee for election to the Board or seek representation on the Board;

(v)          make any request for stockholders list materials or other books and records of the Company under Section 220 of the Delaware General Corporation Law or otherwise;

(vi)         institute, solicit or join, as a party, any litigation, arbitration or other proceeding against the Company or any of its Subsidiaries (as defined below) or any of their respective current or former directors or officers (including derivative actions), other than litigation by IVA to enforce the provisions of this Agreement; provided, that this clause (vi) shall not require IVA to opt-out of any class action lawsuit against the Company or any of its Subsidiaries;

(vii)       without the prior written approval of the Board, separately or in conjunction with any other Person in which it is or proposes to be either a principal, partner or financing source or is acting or proposes to act as broker or agent for compensation, propose (publicly, privately or to the Company) or effect any merger, consolidation, business combination, tender or exchange offer, sale or purchase of assets, sale or purchase of securities, dissolution, liquidation, reorganization, restructuring, recapitalization, extraordinary dividend, significant share repurchase or similar transaction of or involving the Company or any of its Affiliates or a material amount of the assets or businesses of the Company or actively encourage, initiate or support any other Third Party in any such activity;

(viii)     purchase or cause to be purchased or otherwise acquire or agree to acquire Beneficial Ownership of any Voting Securities (including adding to any Net Long Position and, for purposes of this calculation, including any Synthetic Positions) such that IVA and the IVA Affiliates would collectively beneficially own (including for purposes of this calculation, any net long Synthetic Positions as beneficial ownership of the associated Voting Securities) more than nineteen and nine-tenths percent (19.9%) of the Company’s issued and outstanding Voting Securities at such time;

(ix)         except as set forth herein, take any action in support of or make any proposal or request that constitutes (A) controlling, changing or influencing the Board or management of the Company, including any plans or proposals to change the number or term of directors or to fill any vacancies on the Board, (B) any material change in the capitalization, stock repurchase programs and practices, capital allocation programs and practices or dividend policy of the Company, (C) any other material change in the Company’s management, business or corporate structure or (D) seeking to have the Company waive or make amendments or modifications to the Company’s certificate of incorporation or by-laws;

(x)           enter into any negotiations, agreements, arrangements or understandings with any Third Party with respect to the matters set forth in this Section 2; or

(xi)         request, directly or indirectly, any amendment or waiver of the foregoing in a manner that would be reasonably likely to require public disclosure by IVA (or any of its Affiliates) or the Company.

As used in this Agreement, the term “Voting Securities” shall mean the Common Stock, and any other securities of the Company entitled to vote in the election of directors, or securities convertible into, or exercisable or exchangeable for, Common Stock or other securities, whether or not subject to the passage of time or other contingencies.

As used in this Agreement, the term “Beneficial Ownership” of Voting Securities means ownership of (i) Voting Securities and (ii) rights or options to own or acquire any Voting Securities (whether such right or option is exercisable immediately or only after the passage of time or upon the satisfaction of one or more conditions (whether or not within the control of such Person), compliance with regulatory requirements or otherwise). For purposes of this Section 2, no Person shall be, or be deemed to be, the “Beneficial Owner” of, or to “beneficially own,” any securities beneficially owned by any director of the Company to the extent such securities were acquired directly from the Company by such director as or pursuant to director compensation for serving as a director of the Company.

Notwithstanding anything to the contrary in this Agreement, including this Section 2, nothing in this Agreement shall be deemed to prohibit IVA from (A) voting for or against (1) any acquisition of any material assets or businesses of the Company or any of its subsidiaries, (2) any tender offer or exchange offer, merger, acquisition or other business combination involving the Company or any of its subsidiaries, or (3) any recapitalization, restructuring, liquidation, dissolution or other extraordinary transaction with respect to the Company or any of its subsidiaries, (B) communicating privately with the Board or the Chief Executive Officer of the Company regarding any matter in a manner that would not be reasonably likely to require public disclosure by IVA (or any of its Affiliates) or the Company, (C) making any public statement or announcement with respect to a transaction as described in clause (A) of this paragraph proposed by the Company that requires a vote of the stockholders and that is publicly announced by the Company after the date of this Agreement, or (D) other than as provided by Section 2(c) and 2(e), voting for or against any matter requiring shareholder approval.

(d)            It is understood and agreed that the restrictions set forth in Section 2(c) shall not apply to the actions of the IVA Designee in respect of such IVA Designee’s participation in Board and Board committee meetings (including votes on and discussions regarding matters at such meetings) in such IVA Designee’s capacity as a director of the Company.

(e)            Until the end of the Standstill Period, IVA together with all controlled Affiliates of the members of IVA (such controlled Affiliates, collectively and individually, the “IVA Affiliates”) shall cause all Voting Securities owned by them directly or indirectly, whether owned of record or beneficially owned, as of the record date for any annual or special meeting of stockholders (each, a “Stockholders Meeting”) within the Standstill Period, in each case that are entitled to vote at any such Stockholders Meeting, not to be voted at all such Stockholders Meetings or at any adjournments or postponements thereof to cause a majority of the Board to be comprised of directors that were not nominated by the Board for election as a director.

3.              Compensation. The IVA Designee shall be compensated for his services as a director and shall be reimbursed for his expenses on the same basis as all other non-employee directors of the Company and shall be eligible to be granted equity-based compensation on the same basis as all other non-employee directors of the Company.

4.              Indemnification and Insurance. The IVA Designee shall be entitled to the same rights of indemnification and directors’ and officers’ liability insurance coverage as the other non-employee directors of the Company as such rights may exist from time to time. The form indemnification agreement for directors is attached hereto as Exhibit D.

5.              Non-Disparagement. During the Standstill Period, neither the Company nor IVA shall in any manner, directly or indirectly, make, or cause to be made, any statement, announcement or disclosure negatively commenting upon the Company, IVA or any of IVA’s affiliates (including through any press release or other publicly available format, the filing or furnishing of any document or report with any regulatory or governmental agency or stock exchange, any Internet posting, or any public or private disclosure to any journalist or member of the media (including in a television, radio, newspaper, online, magazine or other interview, regardless of format), shareholder, securities analyst or other person); provided, that neither the Company nor IVA shall be deemed in breach of this Section by virtue of an unpremeditated, private, informal remark that is not part of any coordinated communication or campaign and is not intended or designed to circumvent, directly or indirectly, the restrictions contemplated by this Section.

6.               Public Announcements. Promptly following the execution of this Agreement, the Company and IVA shall announce this Agreement by means of jointly issued press release in the form attached hereto as Exhibit C (the “Press Release”). Neither the Company (and the Company shall cause each of its subsidiaries, directors and officers not to) nor IVA or any IVA Affiliate shall make or cause to be made any public announcement or statement with respect to the subject of this Agreement that is contrary to the statements made in the Press Release, except as required by law or the rules of any stock exchange or with the prior written consent of the other party.  The Company acknowledges that IVA intends to file this Agreement and the Press Release as exhibits to its Schedule 13D pursuant to an amendment. The Company shall have reasonable advance review and consultation rights upon any Schedule 13D filing (or amendment thereto) made by IVA with respect to this Agreement.  IVA acknowledges and agrees that the Company intends to  file this Agreement and file or furnish the Press Release with the SEC as exhibits to a Current Report on Form 8-K and to file this Agreement as an exhibit to future filings with the SEC .  IVA shall have reasonable advance review and consultation rights upon any Current Report on Form 8-K filing (or amendment thereto) made by the Company with respect to this Agreement.

7.               IVA Designee and IVA; Company Information; No Use of Non-Public Information.  The parties acknowledge and agree that IVA and the IVA Designee shall remain subject to all applicable securities laws.  The IVA Designee shall keep all non-public information of the Company (including discussions or matters considered in meetings of the Board or Board committees) strictly confidential and shall not disclose any such information to IVA or any IVA Affiliates.  IVA shall at all times during the term of this Agreement have in place adequate protocols (including “Chinese walls” and other appropriate policies and procedures) to ensure that non-public information concerning the Company that is in the possession or control of the IVA Designee is not used by or shared with IVA or any IVA Affiliates.  IVA acknowledges and agrees that (i) IVA and the IVA Affiliates shall not solicit or obtain any non-public information of the Company from the IVA Designee, (ii) IVA shall be responsible for, and shall monitor the adequacy of, protocols implemented to ensure compliance with this Section 7, and shall promptly take all appropriate actions to remediate any deficiencies in such protocols, and (iii) IVA shall promptly notify the Company of any breach of this Section 7 by IVA or any IVA Affiliate.  IVA shall be liable for any breach of this Section 7 by any IVA Affiliate and shall indemnify the Company for any damages, costs and expenses suffered or incurred by the Company in connection with any such breach.

8.               Representations and Warranties of All Parties. Each of the parties represents and warrants to the other party that: (a) such party has all requisite power and authority to execute and deliver this Agreement and to perform its obligations hereunder; (b) this Agreement has been duly and validly authorized, executed and delivered by it and is a valid and binding obligation of such party, enforceable against such party in accordance with its terms; and (c) this Agreement will not result in a violation of any terms or conditions of any agreements to which such Person is a party or by which such party may otherwise be bound or of any law, rule, license, regulation, judgment, order or decree governing or affecting such party.

9.               Representations and Warranties of IVA. IVA represents and warrants that, as of the date of this Agreement: (a) IVA, together with all of the IVA Affiliates, collectively beneficially own an aggregate of 12,221,652 shares of Common Stock; (b) except for such ownership, no member of IVA, individually or in the aggregate with all other members of IVA and the IVA Affiliates, has any other Beneficial Ownership of any Voting Securities or any Net Long Position in any other Voting Securities; (c) IVA has not provided or agreed to provide, and will not provide, any compensation in cash or otherwise to any New Director, solely, in his or her capacity as a director or director nominee of the Company in connection with such New Director’s nomination and appointment to, or service on, the Board; and (d) IVA, collectively with the IVA Affiliates, except as described above, has no Synthetic Positions. The term “Net Long Position” shall mean such Person’s net long position, as defined in Rule 14e-4 under the Exchange Act, mutatis mutandis, in respect of the Voting Securities. The term “Synthetic Position” shall mean either of (i) any short sale or any purchase, sale or grant of any option, warrant, convertible security, stock appreciation right, or other security, contract right or derivative position or similar right (including any put or call option or “swap” transaction with respect to any security, other than a broad based market basket or index), whether or not presently exercisable, that has an exercise or conversion privilege or a settlement payment or mechanism at a price related to the value of the Voting Securities or a value determined in whole or in part with reference to, or derived in whole or in part from, the value of the Voting Securities and that increases in value as the market price or value of the Voting Securities decreases or that provides to the holder an opportunity, directly or indirectly, to profit or share in any profit derived from any decrease in the value of the Voting Securities or (ii) any purchase, sale or grant of any option, warrant, convertible security, stock appreciation right, or other security, contract right or derivative position or similar right (including any put or call option or “swap” transaction with respect to any security, other than a broad based market basket or index), whether or not presently exercisable, that has an exercise or conversion privilege or a settlement payment or mechanism at a price related to the value of the Voting Securities or a value determined in whole or in part with reference to, or derived in whole or in part from, the value of the Voting Securities and that increases in value as the market price or value of the Voting Securities increases or that provides to the holder an opportunity, directly or indirectly, to profit or share in any profit derived from any increase in the value of the Voting Securities, in each case of (i) and (ii), regardless of whether (x) such derivative conveys any voting rights in such Voting Securities to such Person or any of such Person’s Affiliates, (y) such derivative is required to be, or capable of being, settled through delivery of such securities, or (z) such Person or any of such Person’s Affiliates may have entered into other transactions that hedge the economic effect of such derivative. A Synthetic Position shall not include (1) any interests, rights, options or other securities set forth in Rule 16a-1(c)(1)-(5) or (7) of the General Rules and Regulations under the Exchange Act or (2) any Voting Securities beneficially owned (as defined in Rule 13d-3 under the Exchange Act) by such Person or its Affiliates or any Net Long Position held by such Person or its Affiliates.

10.            Miscellaneous. The parties hereto recognize and agree that if for any reason any of the provisions of this Agreement are not performed in accordance with their specific terms or are otherwise breached, immediate and irreparable harm or injury would be caused for which money damages would not be an adequate remedy. Accordingly, each party agrees that in addition to other remedies the other party shall be entitled to at law or equity, the other party shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement exclusively in the Court of Chancery or, if the Court of Chancery does not have jurisdiction, other federal or state courts of the State of Delaware. Furthermore, each of the parties hereto: (a) consents to submit itself to the personal jurisdiction of the Court of Chancery or, if the Court of Chancery does not have jurisdiction, other federal or state courts of the State of Delaware in the event any dispute arises out of this Agreement or the transactions contemplated by this Agreement; (b) agrees that it shall not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court; (c) agrees that it shall not bring any action relating to this Agreement or the transactions contemplated by this Agreement in any court other than the Court of Chancery or, if the Court of Chancery does not have jurisdiction, other federal or state courts of the State of Delaware, and each of the parties irrevocably waives the right to trial by jury with respect to any matter arising under or related to this Agreement; and (d) irrevocably consents to service of process by a reputable overnight mail delivery service, signature requested, to the address of such party’s principal place of business or as otherwise provided by applicable law. THIS AGREEMENT SHALL BE GOVERNED IN ALL RESPECTS, INCLUDING VALIDITY, INTERPRETATION AND EFFECT, BY THE LAWS OF THE STATE OF DELAWARE APPLICABLE TO CONTRACTS EXECUTED AND TO BE PERFORMED WHOLLY WITHIN SUCH STATE WITHOUT GIVING EFFECT TO THE CHOICE OF LAW PRINCIPLES OF SUCH STATE.

11.            No Waiver. Any waiver by any party of a breach of any provision of this Agreement shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Agreement. The failure of a party to insist upon strict adherence to any term of this Agreement on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement.

12.            Entire Agreement. This Agreement contains the entire understanding of the parties with respect to the subject matter hereof and may be amended only by an agreement in writing executed by the parties hereto.

13.            Notices. All notices, consents, requests, instructions, approvals and other communications provided for herein and all legal process in regard hereto shall be in writing and shall be deemed validly given, made or served, if (a) given by email, when such email is sent to the email address set forth below during normal business hours and the appropriate confirmation is received or (b) if given by any other means, when actually received during normal business hours at the address specified in this subsection:

if to the Company:

DeVry Education Group Inc.
3005 Highland Parkway
Downers Grove, Illinois 60515
Attention:            Gregory S. Davis
Email:                        gsdavis@devrygroup.com

With a copy (which shall not constitute notice) to:

Skadden, Arps, Slate, Meagher & Flom LLP
155 N. Wacker Drive
 Suite 2700
Chicago, Illinois 60606
Attention:             Charles W. Mulaney, Jr.
Email:                         charles.mulaney@skadden.com

if to IVA:

International Value Advisers, LLC
717 5th Avenue, 10th Floor
New York, New York 10022
Attention:             Shanda Scibilia
Email:                         shanda.scibilia@ivafunds.com

With a copy (which shall not constitute notice) to:

Morrison & Foerster LLP
425 Market Street
San Francisco, California 94105
Attention:             Murray A. Indick
Email:                         mindick@mofo.com

14.            Severability. If at any time subsequent to the date of this Agreement, any provision of this Agreement shall be held by any court of competent jurisdiction to be illegal, void or unenforceable, such provision shall be of no force and effect, but the illegality or unenforceability of such provision shall have no effect upon the legality or enforceability of any other provision of this Agreement.

15.            Counterparts. This Agreement may be executed in two or more counterparts which together shall constitute a single agreement.

16.            Successors and Assigns. This Agreement shall not be assignable by any of the parties to this Agreement. This Agreement, however, shall be binding on successors of the parties hereto.

17.            No Third Party Beneficiaries. This Agreement is solely for the benefit of the parties hereto and is not enforceable by any other Persons.

18.            Fees and Expenses.  Neither the Company, on the one hand, nor IVA, on the other hand, will be responsible for any fees or expenses of the other in connection with this Agreement, except that the Company shall reimburse IVA, in an amount not to exceed $30,000, for its attorneys fees and costs arising in connection with the negotiation of this Agreement and all related securities filings.

19.            Interpretation and Construction. Each of the parties hereto acknowledges that it has been represented by counsel of its choice throughout all negotiations that have preceded the execution of this Agreement, and that it has executed the same with the advice of said independent counsel. Each party and its counsel cooperated and participated in the drafting and preparation of this Agreement and the documents referred to herein, and any and all drafts relating thereto exchanged among the parties shall be deemed the work product of all of the parties and may not be construed against any party by reason of its drafting or preparation. Accordingly, any rule of law or any legal decision that would require interpretation of any ambiguities in this Agreement against any party that drafted or prepared it is of no application and is hereby expressly waived by each of the parties hereto, and any controversy over interpretations of this Agreement shall be decided without regards to events of drafting or preparation. The section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. The term “including” shall be deemed to mean “including without limitation” in all instances.

20.            Amendments.  This Agreement may only be amended pursuant to a written agreement executed by the parties.

[Signature Pages Follow]

IN WITNESS WHEREOF, each of the parties hereto has executed this Agreement, or caused the same to be executed by its duly authorized representative as of the date first above written.

DEVRY EDUCATION GROUP INC.

By:	/s/ Gregory S. Davis
Name: Gregory S. Davis
Title: Senior Vice President, General Counsel and Secretary

[Signature Page to Support Agreement]

INTERNATIONAL VALUE ADVISERS, LLC

By:	/s/ Charles de Vaulx
Name: Charles de Vaulx
Title: Chairman, Chief Investment Office

By: INTERNATIONAL VALUE ADVISERS, LLC,
its investment manager

By:	/s/ Charles “Chuck” de Lardemelle
Name: Charles “Chuck” de Lardemelle
Title: Portfolio Manager

By: MICHAEL W. MALAFRONTE, individually
and as a member of IVA, LLC

By:	/s/ Michael W. Malafronte
Name: Michael W. Malafronte
Title: Managing Partner

[Signature Page to Support Agreement]

SCHEDULE A

International Value Advisers, LLC

Schedule A

EXHIBIT A

FORM OF NOMINEE LETTER

_______________, 2016

Attention: Board of Directors

DeVry Education Group Inc.
3005 Highland Parkway
Downers Grove, Illinois 60515

Re:            Consent

Ladies and Gentlemen:

I hereby consent to (a) serve as a director of DeVry Education Group Inc. (the “Company”), effective [DATE], (b) if nominated by the Company, be named as a nominee for the position of director of the Company in the Company’s proxy statement for the Company’s 2016 Annual Meeting of Stockholders (the “2016 Annual Meeting”) and (c) serve as a director if I am so elected at the 2016 Annual Meeting.  I also agree that, after the date hereof, I will provide to the Company, as requested by the Company from time to time, such information as the Company is entitled to reasonably receive from other members of the Company’s Board of Directors (the “Board”) and as is required to be disclosed in proxy statements or other reports or filings under applicable law or securities exchange listing requirements.

At all times while serving as a member of the Board, except as otherwise agreed to by myself and the Board, I agree to comply in all material respects with all policies, procedures, processes, codes, rules, standards and guidelines generally applicable to Board members, including the Company’s code of conduct, securities trading policies, anti-hedging policies, Regulation FD-related policies, director confidentiality policies and corporate governance guidelines, in each case that have been identified to me, and preserve the confidentiality of the Company’s business and information, including discussions or matters considered in meetings of the Board or Board committees.  I acknowledge and agree that the foregoing obligations are in addition to the fiduciary and common law duties of any director of a Delaware corporation.

Sincerely,

Name:

A-1

EXHIBIT B

IRREVOCABLE RESIGNATION

_______________, 2016

Attention: Board of Directors

DeVry Education Group Inc.
3005 Highland Parkway
Downers Grove, Illinois 60515

Re:            Resignation

Ladies and Gentlemen:

This irrevocable resignation is delivered pursuant to Section 1(a), 1(f) or 2(a) of the Support Agreement, dated as of June [ ], 2016 (the “Agreement”), by and among DeVry Education Group Inc., IVA (as defined therein) and the IVA Designee (as defined therein). Capitalized terms used herein but not defined shall have the meaning set forth in the Agreement.

Following the date of the Agreement, but effective only upon the earliest to occur of (a) such time as I agree to be included as a director nominee for election at any Stockholders Meeting, other than as a director nominated by the Board for election at such Stockholders Meeting, (b) IVA, together with all of the IVA Affiliates, ceases collectively to beneficially own or have other ownership interest in aggregate Net Long Positions of at least 10% of the outstanding shares of Common Stock and (c) IVA or the IVA Designee materially breaches any obligation under the Agreement and fails to cure such breach (to the extent it is curable) within ten (10) business days after receipt by IVA of written notice from the Company specifying any such breach, I hereby resign from my position as a director of the Company and from any and all committees of the Board on which I serve.

Sincerely,

Name:

B-1

EXHIBIT C

PRESS RELEASE

See attached.

C-1

EXHIBIT D

FORM OF INDEMNIFICATION AGREEMENT

See attached.

D-1

INDEMNIFICATION AGREEMENT

THIS INDEMNIFICATION AGREEMENT made and entered into as of this 29th day of June, 2016 (“Agreement”), by and between DEVRY EDUCATION GROUP INC., a Delaware corporation, and its wholly owned subsidiaries (“Company”), and Michael W. Malafronte (“Indemnitee”).

WHEREAS, highly competent persons are reluctant to serve publicly-held corporations as directors or in other capacities unless they are provided with adequate protection through insurance and indemnification against inordinate risks of claims and actions against them arising out of their service to and activities on behalf of the corporation; and

WHEREAS, the difficulties from time to time in obtaining adequate insurance on a cost effective basis and uncertainties relating to indemnification increase the difficulty of attracting and retaining such persons; and

WHEREAS, the Board of Directors has determined that the inability to attract and retain such persons is detrimental to the best interests of the Company’s stockholders and that the Company should act to assure such persons that there will be increased certainty of such protection in the future; and

WHEREAS, it is reasonable, prudent and necessary for the Company contractually to obligate itself to indemnify such persons to the fullest extent permitted by applicable law so they will serve or continue to serve the Company free from undue concern that they will not be so indemnified; and

WHEREAS, this Agreement is being entered into as part of the Indemnitee’s total compensation for serving as a director; and

WHEREAS, Indemnitee is willing to serve or to continue to serve and to take on additional service for or on behalf of the Company on the condition that Indemnitee be so indemnified;

NOW THEREFORE, in consideration of the premises and the covenants contained herein, the Company and the Indemnitee do hereby covenant and agree as follows:

Section 1. Services by Indemnitee. Indemnitee agrees to serve as a director of the Company and agrees to the indemnification provisions provided for herein. Indemnitee may at any time and for any reason resign from such position (subject to any other contractual obligation or other obligation imposed by operation of law), in which event the Company shall have no obligation under this Agreement to continue Indemnitee in any such position.

Section 2. Indemnification. The Company shall indemnify Indemnitee to the fullest extent permitted by applicable law in effect on the date hereof or as such laws may from time to time be amended. Without diminishing the scope of the indemnification provided by this Section 2, the rights of indemnification of Indemnitee provided hereunder shall include but shall not be limited to those rights set forth hereinafter, except to the extent expressly prohibited by applicable law.

1

Section 3. Action or Proceeding Other Than an Action by or in the Right of the Company. Indemnitee shall be entitled to the indemnification rights provided in this Section if Indemnitee was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of the Company, by reason of the fact that Indemnitee is or was a director, officer, employee or agent of the Company or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. Pursuant to this Section, Indemnitee shall be indemnified against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by Indemnitee in connection with such action, suit or proceeding (including, but not limited to, the investigation, defense or appeal thereof), if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the conduct was unlawful; provided, however, the Company shall not be obligated to indemnify the Indemnitee in connection with any actions, suits or proceedings if the indemnification relates to any “short-swing” disgorgement or similar liability arising under Section 16(b) or 16(c) of the Securities Exchange Act of 1934, as amended, or any rules or regulations promulgated thereunder.

Section 4. Actions by or in the Right of the Company. Indemnitee shall be entitled to the indemnification rights provided in this Section if Indemnitee is a person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Company to procure a judgment in its favor by reason of the fact that Indemnitee is or was a director, officer, employee or agent of the Company or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. Pursuant to this Section, Indemnitee shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by Indemnitee in connection with the defense or settlement of such action or suit if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Company; provided, however, that no such indemnification shall be made in respect of any claim, issue or matter as to which Indemnitee shall have been adjudged to be liable to the Company, unless, and only to the extent that, the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite such adjudication of liability but in view of all the circumstances of the case, Indemnitee is fairly and reasonably entitled to indemnification for such expenses as such court shall deem proper. The Company shall not be obligated to indemnify the Indemnitee in connection with any actions, suits or proceedings if the indemnification relates to any “short-swing” disgorgement or similar liability arising under Section 16(b) or 16(c) of the Securities Exchange Act of 1934, as amended, or any rules or regulations promulgated thereunder.

Section 5. Indemnification for Costs, Charges and Expenses of Successful Party. Notwithstanding the other provisions of this Agreement, to the extent that Indemnitee has served as a witness on behalf of the Company or has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections 3 and 4 hereof, or in defense of any claim, issue or matter therein, Indemnitee shall be indemnified against all expenses (including attorneys’ fees) actually and reasonably incurred by Indemnitee in connection therewith.

2

Section 6. Partial Indemnification. If Indemnitee is only partially successful in the defense, investigation, settlement or appeal of any action, suit, investigation or proceeding described in Section 3 or 4 hereof, and as a result is not entitled under Section 5 hereof to indemnification by the Company for the total amount of the expenses (including attorneys’ fees), costs, judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by him, the Company shall nevertheless indemnify Indemnitee, as a matter of right pursuant to Section 5 hereof, to the extent Indemnitee has been partially successful.

Section 7. Determination of Entitlement to Indemnification. Upon written request by Indemnitee for indemnification pursuant to Section 3 or 4 hereof, the entitlement of Indemnitee to indemnification pursuant to the terms of this Agreement shall be determined by the following person or persons who shall be empowered to make such determination: (a) the Board of Directors of the Company by a majority vote of the Disinterested Directors (as hereinafter defined), even though less than a quorum; or (b) by a committee of Disinterested Directors designated by a majority vote of such Directors, even though less than a quorum; or (c) if there are no Disinterested Directors, or if the Disinterested Directors direct by majority vote, by Independent Counsel (as hereinafter defined) in a written opinion to the Board of Directors, a copy of which shall be delivered to Indemnitee; or (d) by the stockholders. Such Independent Counsel shall be selected by the Disinterested Directors by majority vote and approved by Indemnitee. Upon failure of the Board of Directors to so select such Independent Counsel or upon failure of Indemnitee to so approve, such Independent Counsel shall be selected by the Chancellor of the State of Delaware or such other person as the Chancellor shall designate to make such selection. Such determination of entitlement to indemnification shall be made no later than 60 days after receipt by the Company of a written request for indemnification. Such request shall include documentation or information which is necessary for such determination and which is reasonably available to Indemnitee. Any costs or expenses (including attorneys’ fees) incurred by Indemnitee in connection with Indemnitee’s request for indemnification hereunder shall be borne by the Company. The Company hereby indemnifies and agrees to hold Indemnitee harmless therefore irrespective of the outcome of the determination of Indemnitee’s entitlement to indemnification. If the person making such determination shall determine that Indemnitee is entitled to indemnification as to part (but not all) of the application for indemnification, such person shall reasonably prorate such partial indemnification among such claims, issues or matters.

Section 8. Presumptions and Effect of Certain Proceedings. The Secretary of the Company shall, promptly upon receipt of Indemnitee’s request for indemnification, advise in writing the Board of Directors or such other person or persons empowered to make the determination as provided in Section 7 that Indemnitee has made such request for indemnification. Upon making such request for indemnification, Indemnitee shall be presumed to be entitled to indemnification hereunder and the Company shall have the burden of proof in the making of any determination contrary to such presumption. If the person or persons so empowered to make such determination shall have failed to make the requested indemnification within 60 days after receipt by the Company of such request, the requisite determination of entitlement to indemnification shall be deemed to have been made and Indemnitee shall be absolutely entitled to such indemnification, absent actual and material fraud in the request for indemnification. The termination of any action, suit, investigation or proceeding described in Section 3 or 4 hereof by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself (a) create a presumption that Indemnitee did not act in good faith and in a manner which Indemnitee reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, that Indemnitee had reasonable cause to believe that Indemnitee’s conduct was unlawful or (b) otherwise adversely affect the rights of Indemnitee to indemnification except as may be provided herein.

3

Section 9. Advancement of Expenses and Costs. All reasonable expenses and costs incurred by Indemnitee (including attorneys’ fees, retainers and advances of disbursements required of Indemnitee) shall be paid by the Company in advance of the final disposition of such action, suit or proceeding at the request of Indemnitee within twenty days after the receipt by the Company of a statement or statements from Indemnitee requesting such advance or advances from time to time. Indemnitee’s entitlement to such expenses shall include those incurred in connection with any proceeding by Indemnitee seeking an adjudication pursuant to this Agreement. Such statement or statements shall reasonably evidence the expenses and costs incurred by him in connection therewith and shall include or be accompanied by an undertaking by or on behalf of Indemnitee to repay such amount if it is ultimately determined that Indemnitee is not entitled to be indemnified against such expenses and costs by the Company as provided by this Agreement or otherwise.

Section 10. Remedies of Indemnitee in Cases of Determination not to Indemnify or to Advance Expenses. In the event that a determination is made that Indemnitee is not entitled to indemnification hereunder or if payment has not been timely made following a determination of entitlement to indemnification pursuant to Sections 7 and 8, or if expenses are not advanced pursuant to Section 9, Indemnitee shall be entitled to a final adjudication in an appropriate court of the State of Delaware or any other court of competent jurisdiction of Indemnitee’s entitlement to such indemnification or advance. The Company shall not oppose Indemnitee’s right to seek any such adjudication. Such judicial proceeding shall made de novo and Indemnitee shall not be prejudiced by reason of a determination (if so made) that Indemnitee is not entitled to indemnification. If a determination is made or deemed to have been made pursuant to the terms of Section 7 or Section 8 hereof that Indemnitee is entitled to indemnification, the Company shall be bound by such determination and is precluded from asserting that such determination has not been made or that the procedure by which such determination was made is valid, binding and enforceable. The Company further agrees to stipulate in any such court that the Company is bound by all the provisions of this Agreement and is precluded from making any assertion to the contrary. If the court shall determine that Indemnitee is entitled to any indemnification hereunder, the Company shall pay all reasonable expenses (including attorneys’ fees) and costs actually incurred by Indemnitee in connection with such adjudication (including, but not limited to, any appellate proceedings).

Section 11. Other Rights to Indemnification. The indemnification and advancement of expenses (including attorneys’ fees) provided by this Agreement shall not be deemed exclusive of any other rights to which Indemnitee may now or in the future be entitled under any provision of the Company’s Certificate of Incorporation or By-Laws, any agreement, a vote of stockholders or of the Disinterested Directors, any provision of law or otherwise.

4

Section 12. Attorneys’ Fees and Other Expenses to Enforce Agreement. In the event that Indemnitee is subject to or intervenes in any proceeding in which the validity or enforceability of this Agreement is at issue or seeks an adjudication or award in arbitration to enforce Indemnitee’s rights under, or to recover damages for breach of, this Agreement, Indemnitee, if Indemnitee prevails in whole or in part in such action, shall be entitled to recover from the Company, and shall be indemnified by the Company against, any actual expenses for attorneys’ fees and disbursements reasonably incurred by him.

Section 13. Duration of Agreement. This Agreement shall continue until and terminate upon the later of (a) 10 years after Indemnitee has ceased to occupy any of the positions or have any of the relationships described in Section 3 or 4 of this Agreement or (b) the final termination of all pending or threatened actions, suits, proceedings or investigations with respect to Indemnitee. This Agreement shall be binding upon the Company and its successors and assigns and shall inure to the benefit of Indemnitee and Indemnitee’s spouse, assigns, heirs, devisees, executors, administrators or other legal representatives.

Section 14. Supersedes Prior Agreements. This Agreement replaces and supersedes any other agreement or agreements, oral or written, that the Company may have with Indemnitee with respect to the subject matter covered by this Agreement.

Section 15. Severability. If any provision or provisions of this Agreement shall be held to be invalid, illegal or unenforceable for any reason whatsoever (a) the validity, legality and enforceability of the remaining provisions of this Agreement (including without limitation, all portions of any paragraphs of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that are not themselves invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby and (b) to the fullest extent possible, the provisions of this Agreement (including, without limitation, all portions of any paragraph of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that are not themselves invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

Section 16. Identical Counterparts. This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original, but all of which together shall constitute one and the same Agreement. Only one such counterpart signed by the party against whom enforceability is sought needs to be produced to evidence the existence of this Agreement.

Section 17. Headings. The headings of the paragraphs of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction thereof.

Section 18. Definitions. For purposes of this Agreement:

5

(a) “Disinterested Director” shall mean a director of the Company who is not or was not a party to the action, suit, investigation or proceeding in respect of which indemnification is being sought by Indemnitee.

(b) “Independent Counsel” shall mean a law firm or a member of a law firm that neither is presently nor in the past five years has been retained to represent (i) the Company or Indemnitee in any matter material to either such party or (ii) any other party to the action, suit, investigation or proceeding giving rise to a claim for indemnification hereunder. Notwithstanding the foregoing, the term “Independent Counsel” shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or Indemnitee in an action to determine Indemnitee’s right to indemnification under this Agreement.

(c) “other entity” shall include employee benefit plans, references to “fines” shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to “serving at the request of the Company” shall include any service as a director, officer, employee or agent of the Company which imposes duties on, or involves services by, such director, officer, employee, agent or fiduciary with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Company”.

Section 19. Modification and Waiver. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

Section 20. Notice by Indemnitee. Indemnitee agrees promptly to notify the Company in writing upon being served with any summons, citation, subpoena, complaint, indictment, information or other document relating to any matter which may be subject to indemnification covered hereunder, either civil, criminal or investigative.

Section 21. Notices. Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given (a) upon personal delivery to the party to be notified, (b) on the fifth business day after deposit with the United States Post Office, by registered or certified mail, postage prepaid, (c) on the next business day after dispatch via nationally recognized overnight courier or (d) upon confirmation by the party to be put on notice of receipt of transmission by facsimile, all addressed to the party to be notified at the address indicated for such party below, or at such other address as such party may designate by ten (10) days’ advance written notice to the other parties. Notices should be provided in accordance with this Section at the following addresses:

6

(a)	if to Indemnitee, to:

(b)	if to the Company, to:

DEVRY EDUCATION GROUP INC.
3005 Highland Parkway
Downers Grove, Illinois 60515

Attention: General Counsel

Section 22. Governing Law. The parties agree that this Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware.

7

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first above written.

DEVRY EDUCATION GROUP INC.

By:
Name:
Its:

INDEMNITEE

By:
Michael W. Malafronte

[Signature Page to Indemnification Agreement]